iCAD Pre-Announces Estimated Q4 2024 Revenue

iCAD to Participate in the BTIG at Snowbird:

12th Annual MedTech, Digital Health, Life Science & Diagnostic Tools Conference

NASHUA, NH., January 28, 2025 (GLOBE NEWSWIRE) -- iCAD, Inc. (NASDAQ: ICAD) (“iCAD” or the “Company”), a global leader on a mission to create a world where cancer can’t hide by providing clinically proven AI-powered breast health solutions, today reported select preliminary, unaudited financial results for the fourth quarter of 2024. Based on preliminary, unaudited financial information, the Company expects total revenue for the fourth quarter of 2024 to be between approximately $5.1 and approximately $5.3 million. Total Annual Recurring Revenue (T-ARR) was approximately $9.8 million, up 11% year-over-year. In the fourth quarter of 2024, the Company closed 106 deals, 19 of which were cloud deals with both new and established customers.

iCAD also announces it will participate in the BTIG at Snowbird: 12th Annual MedTech, Digital Health, Life Science & Diagnostic Tools Conference from February 11-12, 2025, in Snowbird, Utah. Dana Brown, Chief Executive Officer, and Eric Lonnqvist, Chief Financial Officer, of iCAD will participate in one-on-one meetings with investors at the event. To request a meeting with iCAD, investors should contact their BTIG representative.

iCAD’s consolidated financial statements for the twelve months ended December 31, 2024, are not yet available, and full audited results for the fourth quarter and year ended December 31, 2024 will be announced in March 2025.

The preliminary estimated financial information included in this press release for the fourth quarter ended December 31, 2024 is based solely on management’s estimates reflecting currently available preliminary information, and remains subject to iCAD’s consideration of subsequent events, particularly as it relates to material estimates and assumptions used in preparing our consolidated financial statements for the twelve months ended December 31, 2024. iCAD’s final consolidated financial results as of and for the three months ended December 31, 2024 may differ materially from estimates and the interim balances set forth in this release. Furthermore, the information presented herein does not include all information necessary for an understanding of the Company’s full fiscal year ended December 31, 2024.

Use of Non-GAAP Financial Measures

In its news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com

About iCAD

iCAD, Inc. (NASDAQ: ICAD) is a global leader on a mission to create a world where cancer can’t hide by providing clinically proven AI-powered solutions that enable medical providers to accurately and reliably detect cancer earlier and improve patient outcomes. Headquartered in Nashua, N.H., iCAD’s industry-leading ProFound Breast Health Suite provides AI-powered mammography analysis for breast cancer detection, density assessment and risk evaluation. The ProFound Breast Health Suite is cleared by the U.S. Food & Drug Administration (FDA) and has received CE mark and Health Canada licensing. Used by thousands of providers serving millions of patients, ProFound is available in over 50 countries. In the last five years alone, iCAD estimates reading more than 40 million mammograms worldwide, with nearly 30% being tomosynthesis. For more information, visit www.icadmed.com.

Forward-Looking Statements
Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s financial results, expansion of access to the Company’s products, improvement of performance, acceleration of adoption, expected benefits of ProFound AI®, the benefits of the Company’s products, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to illnesses including Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Media Inquiries:

pr@icadmed.com

Investor Inquiries:

ir@icadmed.com